EXHIBIT 99.4

FREQUENTLY ASKED QUESTIONS

EMPLOYMENT

1.	What will happen with my job?

A.
We anticipate that the deal will close in the 3rd quarter, but specific timing has not been established yet.  Decisions about positions and individual employee status would  follow.  It’s important to note that CECO has entered into this transaction with Met-Pro because of our strengths, and those strengths include our people.  No decisions have been made at this point about the number, nature or location of jobs in the new company.

2.	We have vacancies in our area. Are we still going to be able to fill them?

A.
It’s important that we keep the business running effectively.  We have carefully evaluated the open positions in the organization, and feel that they are important to the stability and ongoing success of the business, and will continue with our recruitment efforts for our current approved vacancies.

3.	What should we do about our FYE2014 objectives that you’ve asked us to work on?

A.
It’s important that we continue to run the business effectively and smoothly.  To that end, please continue to work with your manager to develop your objectives to support and grow the business in FYE2014.

BENEFITS

1.	Will there be severance benefits if our jobs are eliminated?

A.	In the event of a position elimination within 12 months after the merger is completed, consistent with our past practice, severance will be offered.

2.	What will happen with our pay and benefits in the new Company?

A.
After the closing of the merger is finalized, your Met-Pro base salary will stay in place for at least 6 months, and your Met-Pro benefits will continue through December 31, 2013, following which benefits will be harmonized and determined by CECO.

3.	Will there be health care continuation if we lose our jobs? (US)

A.	We will offer COBRA coverage for separated employees.

4.	What happens to Met-Pro stock? How does that impact our 401K plans? What about pension and ESOT?

A.
Under the terms of the agreement, Met-Pro’s shareholders may elect to exchange each share of Met-Pro common stock for either $13.75 in cash or shares of CECO common stock having an equivalent value based the volume weighted average trading price of CECO common stock for the 15-trading day period ending on the date immediately preceding the closing of the acquisition, subject to a collar. Overall elections are subject to proration such that approximately 53% of the Met-Pro shares will be exchanged for cash and 47% for stock.

PROJECT

1.	This is identified as a merger. Will CECO and Met-Pro form a new company with a new name?

A.	Through a series of mergers, Met-Pro will become a subsidiary of CECO, but the name of the operation has not been decided at the present time.

2.	What are the next steps between now and when the deal is final?

A.
The completion of the acquisition is subject to standard closing conditions including approvals of the stockholders of both CECO and Met-Pro, and the registration with the SEC of the CECO shares to be issued in the merger.

3.	What happens if the deal does not go through?

A.
If, for any reason, the transaction does not go through, we will proceed as we always have—to run an excellent, profitable business for the benefit of our shareholders, customers, and employees and others. It’s important  that we continue to focus on achieving or exceeding our FYE2014 business goals, and remain focused on running and growing the business, since there is no guarantee that any transaction of this nature will be finalized, given the complexities involved.

4.	We have upcoming contracts with (vendors/customers/etc.). Should we keep moving with them?

A.
Yes!  It’s important that we continue to conduct our business as usual, and follow our established business practices.   We are in the early phases of the transaction and have many important milestones to achieve before the transaction is finalized, and anything can change in that time.  We want to continue to run our business to achieve maximum profitability and efficiency.

5.	What should we tell our vendors and customers?

A.
Please direct any questions on the proposed merger to the “SEC Filings” link at http://www.met-pro.com/investor-relations, where we will post any publicly available information relating to the proposed merger. You should otherwise not comment on the proposed merger unless instructed to do so by the CEO or the CFO.

6.	When will the proposed merger take effect?

A.
We expect the merger to be completed before September 30, 2013, but the specific date is not entirely within our control, as it depends upon regulatory factors, such as SEC approval of the joint proxy/prospectus  registering the CECO shares to be issued in the merger

SYNERGIES & OVERLAP

1.	What business sectors does CECO operate in?

A.
CECO Environmental is a leading global provider of air pollution control technology.  Through its subsidiaries – Adwest Technologies, Busch International, CECO Filters, CECO Abatement Systems, Kirk & Blum, Effox-Flextor, Fisher-Klosterman/Buell, CECO China and A.V.C. Specialists – CECO provides a wide spectrum of air quality products and services including engineered equipment, cyclones, scrubbers, dampers, diverters, RTOs, component parts and monitoring and management services. Industries served include refining, petrochemical, power, natural gas, aluminum, steel, automotive, chemical and large industrial processes.  For more information, you can also visit their website at www.cecoenviro.com for more details.

2.	Do you think they will want to keep all of the Met-Pro businesses?

A.	Decisions such as this have not been made at this time.

3.	Will the Met-Pro businesses be left intact to operate and function as they do now?

A.
Decisions such as this have not been made at this time.  It’s important to keep in mind, however, that CECO has entered into this transaction with Met-Pro because of our strengths and the complementary nature of our businesses.

4.	Sometimes we compete with CECO. Should we continue to sell against them?

A.	Yes, until the closing, in this respect, nothing has changed.

5.	Sometimes we buy products from CECO. Can we continue to do this?

A.	Yes, until the closing, in this respect, nothing has changed.

6.	What do we tell our sales reps that are under contract to sell Met-Pro products & services

A.
Each business unit’s VP/GM will coordinate communication regarding the potential merger with our major partners – including reps, vendors and, customers that we are still two separate companies, and will continue to operate our business as usual.

7.	Will the new company retain MPR’s brand names?

A.	Decisions such as this have not yet been made.

STRUCTURE & LOCATION

1.	Where are CECO’S locations?

A.	They are a global company, with operations in the US and internationally. Please see their website at www.cecoenviro.com for more details.

2.	Will all the Met-Pro sites remain open?

A.	No decisions have been made about facilities, people or positions at this time.

3.	Who are the leaders of the new organization?

A.
As announced in this morning’s press release, management of both companies will remain in leadership positions with Jeff Lang as Chief Executive Officer, Ray De Hont as Chief Operating Officer and Neal Murphy as Chief Financial Officer.

COMMUNICATIONS

1.	Why haven’t you given us any advance warning of this?

A.
With a transaction of this nature, and especially between two publicly held companies, the need for confidentiality is critical in order to avoid any appearance of impropriety and to avoid the risk or appearance of insider trading.  We are highly regulated by the SEC throughout the merger planning process, and must abide by strict rules in terms of communications, both internally and externally.

2.	I know people at CECO – can I contact them to find out more about the company and what they’re planning?

A.
No.  It’s important to keep in mind that we are still two separate companies, and need to continue to operate as such.  Communications with CECO regarding the merger will be managed through the merger project team.   Individual employees should not make individual contact (personal and professional) with employees of CECO without permission of the CEO or CFO.

3.	How will you keep us updated on what’s happening?

A.
We are committed to keeping you updated on our progress, but it’s important for us all to understand that there are limitations on what and when we can communicate specific details.  We’ll communicate with you via email and face-to-face, including through the leaders of each business unit.  We have set up an email box for employee questions (send to HRNotify@met-pro.com or internally to HRNotify) and will post the responses periodically on the Company’s intranet site.  If you don’t have access to email, you may also submit your questions via your supervisor.  We also encourage you to raise or forward any questions you may have to your business unit leaders, and we will do our best to answer them, understanding that many decisions have not yet been made, and we are prohibited from sharing some sensitive information.

Additional Information and Where to Find It

These Frequently Asked Questions may be deemed solicitation material in respect of the proposed acquisition of Met-Pro by CECO.  In connection with the proposed merger, Met-Pro and CECO will file with the Securities and Exchange Commission (“SEC”) a prospectus/proxy statement and relevant documents concerning the proposed merger. The definitive prospectus/proxy statement will be mailed to the shareholders of Met-Pro in advance of the special meeting.  BEFORE MAKING ANY VOTING DECISIONS, SHAREHOLDERS OF MET-PRO ARE URGED TO CAREFULLY READ THE PROSPECTUS/PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MET-PRO AND THE PROPOSED MERGER.  Shareholders may obtain a free copy of the prospectus/proxy statement and any other relevant documents filed by Met-Pro and CECO with the SEC (when available) at the SEC’s website at www.sec.gov, at Met-Pro’s Investor Relations website at http://www.met-pro.com/investor-relations, or by directing a request to Met-Pro Corporation, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438, Attention: Investor Relations, or call (215) 723-6751 or email at mpr@met-pro.com.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval.  This communication is not a substitute for the prospectus/proxy statement Met-Pro and CECO will file with the SEC. Investors in Met-Pro or CECO are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents that will be filed by Met-Pro and CECO with the SEC will be available free of charge at the SEC’s website at www.sec.gov, or by directing a request when such a filing is made to Met-Pro Corporation, 160 Cassell Road, Harleysville, Pennsylvania 19438, Attention: Investor Relations, or call (215) 723-6751 or email at mpr@met-pro.com; or to CECO Environmental Corp., 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations. A final prospectus/proxy statement will be mailed to Met-Pro’s shareholders and stockholders of CECO.

Participants in the Solicitation

Met-Pro and its directors, executive officers, certain other members of management, and certain employees may, under applicable SEC rules, be deemed to be participants in the solicitation of proxies from Met-Pro’s shareholders in respect of the proposed merger.  Information about the directors and executive officers of Met-Pro is set forth in Met-Pro’s proxy statement for its 2013 annual meeting previously filed with the SEC.   More detailed information regarding persons who may be considered participants in the solicitation of proxies from Met-Pro’s shareholders in connection with the proposed merger will be set forth in the proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger. Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov, at Met-Pro’s Investor Relations website at http://www.met-pro.com/investor-relations, or upon request directed to Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438, Attention: Investor Relations, or call (215) 723-6751 or email at mpr@met-pro.com.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in these Frequently Asked Questions constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor created thereby. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. These statements reflect management’s current views with respect to future events and are subject to known and unknown risks and uncertainties, which may cause actual results to differ significantly from the results discussed in the forward-looking statements, including: (a) the failure to timely consummate, or to consummate at all, the proposed merger, which may adversely affect Met-Pro’s business and the price of its stock; (b) the diversion of management time from Met-Pro’s ongoing operations; (c) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger; (d) the outcome of any legal proceedings that may be instituted against Met-Pro related to the merger; (e) the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of regulatory approvals related to the merger; (f) risks that the proposed merger disrupts current plans and operations and the potential impact on employee retention; (g) the effect of the announcement of the pendency of the merger on Met-Pro’s business relationships, operating results, and business generally; (h) the amount of the costs, fees, expenses and charges related to the merger; and (i) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in Met-Pro’s other reports and other public filings with the SEC.  Additional information concerning these and other factors can be found in Met-Pro’s filings with the SEC, including Met-Pro’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Except as required by law, Met-Pro expressly disclaims any obligation to publicly revise any forward-looking statements contained in these Frequently Asked Questions to reflect the occurrence of events after the date hereof.